Exhibit 99.1

HCI Group Reports Third Quarter 2019 Results

Tampa, Fla. – November 5, 2019 – HCI Group, Inc. (NYSE:HCI), an InsurTech company with operations in insurance, software development and real estate, reported results for the three and nine months ended September 30, 2019.

Third Quarter 2019 - Financial Results

Net income for the third quarter of 2019 totaled $5.9 million or $0.73 diluted earnings per share compared with $9.0 million or $1.00 diluted earnings per share in the third quarter of 2018. Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the quarter was $5.4 million or $0.67 diluted earnings per share compared with $9.3 million or $1.02 diluted earnings per share in the third quarter of 2018. The company has included in this press release an explanation of adjusted net income as well as a reconciliation to GAAP net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Consolidated gross written premiums of $97.3 million for the third quarter of 2019 were up 7.6% from $90.4 million in the third quarter of 2018, reflecting the rapid growth of TypTap Insurance Company, HCI’s technology-driven insurance subsidiary. TypTap gross written premiums grew to $16.2 million in the third quarter compared with $4.5 million in the third quarter of 2018.

Consolidated gross premiums earned of $86.0 million for the third quarter of 2019 were down 0.2% from $86.2 million in the third quarter of 2018, while net premiums earned were 0.5% higher.

Losses and loss adjustment expenses were $27.3 million compared with $25.8 million in the same period in 2018. The increase was primarily due to the strengthening of loss reserves on non-catastrophe claims.

Interest expense was $2.9 million compared to $4.6 million in the same period in 2018. The decrease was primarily due to the repayment of the 3.875% Convertible Senior Notes in March 2019.

Third Quarter 2019 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the third quarter of 2019 was 50.2% compared with 47.6% for the third quarter of 2018.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 45.8% compared with 44.4% in the same period in 2018. The increase was primarily due to the increase in policy acquisition, underwriting and personnel expenses, offset by the decrease in interest expense.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined ratio for the third quarter of 2019 was 96.0% compared with 92.0% in the same prior year period.

Nine Months Ended September 30, 2019 - Financial Results

Net income for the nine months ended September 30, 2019 totaled $20.1 million or $2.49 diluted earnings per share compared with $26.2 million or $3.03 diluted earnings per share for the nine months ended September 30, 2018. The decrease was primarily due to a $3.0 million decrease in net premiums earned and an $11.4 million increase in losses and loss adjustment expenses, offset by a net increase in net realized and unrealized investment gains of $4.8 million, which contributed to a decrease in pre-tax income of $10.9 million.

Adjusted net income (a non-GAAP measure which excludes unrealized gains or losses on equity securities) for the nine-month period was $14.7 million or $1.82 diluted earnings per share compared with $29.6 million or $3.30 diluted earnings per share in the same period of 2018. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross written premiums for the nine months increased 1.9% to $298.4 million in 2019 from $292.9 million in 2018.

Gross premiums earned decreased to $251.9 million from $257.9 million in the same period in 2018. The decrease was primarily attributable to a net decrease in policies in force.

Premiums ceded were $94.3 million or 37.4% of gross premiums earned compared with $97.2 million or 37.7% of gross premiums earned during the same period in 2018.

Net premiums earned decreased to $157.6 million from $160.7 million for the nine months ended September 30, 2018.

Losses and loss adjustment expenses for the nine months ended September 30, 2019 and 2018 were $78.6 million and $67.2 million, respectively. The increase in 2019 was primarily attributable to $6.5 million of losses related to a severe hail storm event in March 2019, the strengthening of loss reserves due to litigation arising from non-catastrophe claims in current and prior years and additional losses of $1.1 million pertaining to Hurricane Matthew.

Interest expense was $10.1 million compared with $13.5 million in the same nine-month period in 2018. The decrease primarily resulted from the repayment of the 3.875% Convertible Senior Notes in March 2019.

Income tax expense was $7.2 million compared with $12.1 million for the same nine-month period in 2018. The decrease was primarily due to lower pre-tax income and the derecognition of deferred tax assets and the disallowance of the deductibility of dividends reclassified to expense from retained income, which occurred in the second quarter of 2018.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $23.37 at September 30, 2019 compared with $21.71 at December 31, 2018.

Nine Months Ended September 30, 2019 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) for the nine months ended September 30, 2019 was 49.9% compared with 41.8% for the nine months ended September 30, 2018.

The expense ratio (defined as underwriting expenses, general and administrative personnel expenses, interest and other operating expenses related to net premiums earned) was 46.5% compared with 45.4% in the same period in 2018. The increase is primarily due to a reduction in net premiums earned.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined ratio for the nine months ended September 30, 2019 was 96.4% compared with 87.2% in the same prior year period.

Management Commentary

“The third quarter marked another period of growth for HCI, driven by accelerating growth at TypTap, our technology-based insurance subsidiary,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “TypTap’s gross written premiums increased four-fold compared with a year ago.”

Conference Call

HCI Group will hold a conference call later today, November 5, 2019, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management's presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (844) 602-0380

Listen-only international number: (862) 298-0970

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through December 5, 2019.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 54187

About HCI Group, Inc.

HCI Group, Inc. is an InsurTech company with operations in insurance, software development and real estate. HCI’s leading insurance operation, TypTap Insurance Company, is a rapidly growing, technology-driven insurance company, which provides homeowners’ insurance and flood insurance primarily in Florida. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners’ insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Senior Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand, CFA

Gateway Investor Relations

Tel (949) 574-3860

HCI@gatewayir.com

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HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At September 30, 2019	At December 31, 2018
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $207,983 and $184,670, respectively)	$210,753	$182,723
Equity securities, at fair value (cost: $29,710 and $45,671, respectively)	32,443	41,143
Short-term investments, at fair value	495	66,479
Limited partnership investments, at equity	30,690	32,293
Investment in unconsolidated joint venture, at equity	774	845
Assets held for sale	10,031	9,810
Real estate investments	63,454	54,490
Total investments	348,640	387,783

Cash and cash equivalents	214,626	239,458
Restricted cash	700	700
Accrued interest and dividends receivable	2,074	1,792
Income taxes receivable	315	971
Premiums receivable	25,649	16,667
Prepaid reinsurance premiums	32,758	17,932
Reinsurance recoverable:
Paid losses and loss adjustment expenses	20,321	11,151
Unpaid losses and loss adjustment expenses	143,123	112,760
Deferred policy acquisition costs	23,135	16,507
Property and equipment, net	14,360	13,338
Intangible assets, net	4,347	4,800
Other assets	13,451	9,004

Total assets	$843,499	$832,863

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$237,921	$207,586
Unearned premiums	204,755	157,729
Advance premiums	11,646	6,192
Assumed reinsurance balances payable	—	14
Accrued expenses	13,387	6,483
Deferred income taxes, net	3,340	1,068
Revolving credit facility	9,750	—
Long-term debt	162,996	250,150
Other liabilities	15,499	22,200

Total liabilities	659,294	651,422

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value, 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 7,883,306 and 8,356,730 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively)	—	—
Additional paid-in capital	—	—
Retained income	182,114	182,894
Accumulated other comprehensive income (loss), net of taxes	2,091	(1,453)

Total stockholders’ equity	184,205	181,441

Total liabilities and stockholders’ equity	$843,499	$832,863

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue

Gross premiums earned	$86,002	$86,163	251,914	$257,854
Premiums ceded	(31,568)	(31,986)	(94,298)	(97,190)

Net premiums earned	54,434	54,177	157,616	160,664

Net investment income	3,621	5,054	11,125	11,671
Net realized investment (losses) gains	(30)	1,626	(535)	6,520
Net unrealized investment gains (losses)	642	(390)	7,261	(4,547)
Net other-than-temporary impairment losses	—	—	—	(80)
Policy fee income	811	843	2,406	2,563
Other	501	433	1,370	1,504

Total revenue	59,979	61,743	179,243	178,295

Expenses

Losses and loss adjustment expenses	27,327	25,769	78,616	67,227
Policy acquisition and other underwriting expenses	10,988	9,829	30,738	29,148
General and administrative personnel expenses	7,951	6,781	23,313	20,904
Interest expense	2,907	4,552	10,128	13,527
Other operating expenses	3,087	2,889	9,131	9,242

Total expenses	52,260	49,820	151,926	140,048

Income before income taxes	7,719	11,923	27,317	38,247

Income tax expense	1,866	2,926	7,173	12,056

Net income	$5,853	$8,997	$20,144	$26,191

Basic earnings per share	$0.73	$1.08	2.49	$3.29

Diluted earnings per share	$0.73	$1.00	2.49	$3.03

Dividends per share	$0.40	$0.375	1.20	$1.100

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted income per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Nine Months Ended
GAAP	September 30, 2019			September 30, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$5,853			$20,144
Less: Income attributable to participating securities	(325)			(1,114)

Basic Earnings Per Share:
Income allocated to common stockholders	5,528	7,531	$0.73	19,030	7,644	$2.49

Effect of Dilutive Securities:
Stock options	—	8		—	14
Convertible senior notes*	—	—		6,828	2,745

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$5,528	7,539	$0.73	$25,858	10,403	$2.49

*Convertible senior notes for the three months ended September 30, 2019 were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure that removes from net income the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results.  This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance.  A reconciliation of GAAP Net income to non-GAAP Adjusted net income and GAAP diluted earnings per share to non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
GAAP Net income	$5,853	$20,144
Net unrealized investment gains	$(642)	$(7,261)
Less: Tax effect at 24.52182%	$157	$1,781
Net adjustment to Net income	$(485)	$(5,480)
Non-GAAP Adjusted Net income	$5,368	$14,664

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted income per common share calculated with the non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Nine Months Ended
Non-GAAP	September 30, 2019			September 30, 2019
	Income	Shares	Per Share	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$5,368			$14,664
Less: Income attributable to participating securities	(296)			(761)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	5,072	7,531	$0.67	13,903	7,644	$1.82

Effect of Dilutive Securities:
Stock options	—	8		—	14
Convertible senior notes*	—	—		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$5,072	7,539	$0.67	$13,903	7,658	$1.82

*Convertible senior notes for the three and nine months ended September 30, 2019 were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to non-GAAP Adjusted Diluted EPS

	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
GAAP diluted Earnings Per Share	$0.73	$2.49
Net unrealized investment gains	$(0.08)	$(0.94)
Less: Tax effect at 24.52182%	$0.02	$0.27
Net adjustment to GAAP diluted EPS	$(0.06)	$(0.67)
Non-GAAP Adjusted diluted EPS	$0.67	$1.82